EXHIBIT 23-D





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Pennsylvania Electric Company on Form S-3 (File Nos. 33-49669, 33-53677, 33-62295, 33-53677-01, 33-62295-01 and 33-62295-02) of our report dated February
3, 1999, on our audits of the consolidated financial statements and financial statement schedule of Pennsylvania Electric Company and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1998.


                                          PricewaterhouseCoopers LLP


New York, New York
March 30, 1999